UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – January 13, 2012 (January 10, 2012)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.
FORM 8-K

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

At a regularly scheduled meeting of its Board of Directors held January 10, 2012, the Board of Directors of PeoplesBank, a Codorus Valley Company (the “Bank”), the principal subsidiary of Codorus Valley Bancorp, Inc., approved Springfield Contractors, an entity with which the Bank’s Chairman, Rodney Krebs, is affiliated and of which he is an officer, to perform certain snow removal and general work for a residential subdivision which the Bank acquired in partial satisfaction of a defaulted loan.

The Bank’s Code of Ethics provides that each person subject to the Code shall avoid at all times actual or apparent conflicts between private and Bank interests, and that conflicts of interest include situations where a person has an interest that may make it difficult to perform his or her work for the Bank objectively and effectively. The hiring of Springfield Contactors by the Bank presents such a situation, and the Board, at its meeting, approved a waiver of its ethics policy for this situation. The Bank believes that Springfield Contractor’s charges are competitive and has approved the expenditure of not more than $10,000 for the completion of such general work. The award of the snow plowing contract was based on the fact that Springfield Contractors is likely to provide service to the subdivision residents more promptly than other potential bidders and that the bid was for the same amount as the 2010-2011 winter season.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: January 13, 2012	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer (Principal Executive Officer)